EXHIBIT 16.2

KOLKHORST & KOLKHORST

Certified Public Accountants

10943 N. Sam Houston Pkwy., W., Suite 150

Houston, Texas 77054

(281) 477-9100

Fax: (281) 477-9191

April 19, 2006

Securities and Exchange Commission

100 F Street, N. E.

Washington, DC 20549

Gentlemen:

We have read the statements included under Item 4.01 of the Form 8-K dated March 20, 2006 of the NCI 401(k) Profit Sharing Plan, and we agree with the statements concerning our firm.

KOLKHORST & KOLKHORST

Member American Institute of Certified Public Accountants